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                                                                 EXHIBIT 10.15.4

                           AVERY DENNISON CORPORATION

                              DIRECTOR EQUITY PLAN
                              amended and restated

1.       Purpose; Eligibility

         The Directors Equity Plan (formerly the 1988 Stock Option Plan for Non-Employee Directors), as amended and restated, herein (the "Plan") is intended to attract and retain the services of experienced and knowledgeable non-employee directors of Avery Dennison Corporation (the "Company") for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders. The individuals eligible to receive Awards (as defined below) under the Plan shall be those individuals who are members of the Board of Directors of the Company (the "Board"), who are not employees of the Company or any of its subsidiaries (each, a "Director").

2.       Stock Subject to the Plan

         As of December 31, 2002, there were reserved for issuance upon the exercise of stock options ("Options") granted under the Plan 265,000 shares of Common Stock of the Company (the "Common Stock"); as of December 31, 2002, there were 65,000 shares available for future Awards under the Plan. As of the Effective Date, as defined in Paragraph 12 below, the aggregate number of shares deliverable pursuant to Awards (as defined in Paragraph 4(a) below) under the Plan shall be increased by 250,000 for a total of 515,000 shares. Shares of Common Stock issued under the Plan may be authorized and unissued shares of Common Stock, previously outstanding shares of Common Stock held as treasury shares, or treasury shares that have been transferred to and held in a grantor trust of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject thereto shall again be available for the purposes of issuance upon the exercise of Options granted under the Plan.

3.       Administration

         The Plan shall be administered by the Compensation and Executive Personnel Committee ("Committee") (or other committee of the Board as designated by the Board). Subject to the express provisions of the Plan, the Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Awards (which shall comply with and be subject to the terms and conditions of the Plan) and to make all other determinations necessary or advisable for the administration of the Plan; such determinations of the matters referred to in this Paragraph 3 shall be conclusive.

4.       Awards

         (a) The following types of Awards may be made to Directors under the
Plan: (i) Options granted automatically pursuant to Paragraph 4(b); and (ii) Stock Units granted upon a Director's election as contemplated by Paragraph 4(c), and (iii) Stock Awards referred to in paragraph 4(d).

         (b) During the term of the Plan, at every regular December meeting of the Board (or such other Board meeting when annual grants of options are made to employees) each Director shall automatically be granted an Option for 2,000 shares of Common Stock (subject to adjustment as provided in Paragraph 8). Each individual who is newly elected as a Director shall also be automatically granted an initial Option for 5,000 shares of Common Stock as of the date of his or her election, subject to

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adjustment as provided in Paragraph 8. An individual who is a member of the
Board and an employee of the Company or one of its subsidiaries and becomes a Director as a result of retiring from such employment while remaining a member of the Board shall not receive an initial Option for 5,000 shares of Common Stock, but, to the extent he or she is otherwise eligible after becoming a Director, shall receive annual Options pursuant to the first sentence of this Paragraph 4(b). Directors who receive Options are sometimes referred to below as "Optionees."

         Each Option shall be evidenced by a written Stock Option Agreement ("Agreement"), which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such other terms and conditions as the Board shall determine, consistent with the Plan.

         Only non-qualified stock options (options, which do not qualify as "incentive stock options" under Section 422A of the Internal Revenue Code of 1986, as amended), shall be granted under the Plan.

         (c) The Company has established the Non-Employee Director Deferred Equity Compensation Program under the Plan, pursuant to which Directors are permitted to elect to receive, in lieu of cash meeting and retainer fees, "Stock Units" (each of which represents one hypothetical share of Common Stock) to be paid to the director in the form of Common Stock at Retirement, together with additional shares representing dividends and other distributions thereon. All Stock Units granted to any Directors under such program, or any successor thereto, at any time on or after the Effective Date, and all such additional shares, shall be settled with shares of Common Stock issued pursuant to this Plan, subject to the limitation set forth in Paragraph 2.

         (d) The Board or Committee may approve awards of stock ("Stock Awards" or stock payments) to Directors as a portion of the directors' compensation program.

5.       Additional Terms and Conditions of Options

         (a) The per-share price ("Option Price") to be paid for the Common Stock under each Option shall be 100% of the Fair Market Value of a share of the Common Stock on the date such Option is granted. Options granted may not be repriced. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the mean between the highest and lowest selling price of a share of Common Stock during normal business hours on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then the weighted average of the means between the highest and lowest sales upon the nearest date before and the nearest date after such valuation date; or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock during normal business hours on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Board acting in good faith.

         (b) Options shall become exercisable in installments of 50% of the number of shares initially granted, commencing on the first anniversary of the grant date, such installments to be cumulative; provided, however, that all Options held by a Director that are not yet exercisable on the date of such director's Retirement (as defined in Paragraph 5(d) below)at or after age seventy-two shall become fully exercisable on that date. In no case may an Option be exercised as to fewer than 100 shares at anyone time (or the remaining shares covered by the Option if fewer than 100 during the term of the Option). The term of each Option shall be ten (10) years from the date of grant thereof, or such shorter period as is prescribed below in this Paragraph 5. Except as provided below in this Paragraph 5, no Option may be exercised at any time when the Optionee is not a member of the Board. In the event that an Option shall be exercised by any person or persons other than the Optionee as permitted by Paragraph 7 below,

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appropriate proof of the right of such person or persons to exercise the Option shall be provided to the Company.

         (c) Any person exercising an Option or portion of an Option shall do so by delivering to the Secretary or his office of all of the following:

              (i) A written notice in a form supplied by the Secretary;

              (ii) Full payment for the shares with respect to which the Option, or portion thereof, is exercised in whole or in part by (A) cash; (B) certified or bank check or such other instrument as the Company may accept; or (C) delivery (either by surrender of the shares or by attestation) of shares unrestricted Common Stock already owned by the Optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already-owned shares either were acquired by the Optionee in an open-market transaction or have been held by the Optionee for at least six months at the time of exercise; and

              (iii) In the event that the Option shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

         (d) In the event that an Optionee shall cease to be a member of the Board, other than by reason of retirement after age seventy-two (hereinafter "Retirement") or death, he may exercise his Options within three months after such termination, but not after the expiration of the Options, to the extent of the number of shares exercisable by him at the date of termination of his membership on the Board.

         (e) In the event that an Optionee shall cease to be a member of the Board because of Retirement, he may exercise his Options within sixty months after Retirement, but not after the expiration of the Options, to the extent of the number of shares exercisable by him at the date of Retirement.

         (f) In the event of the death of an Optionee, any of his Options that were outstanding at the time of his death that have not been previously terminated pursuant to the provisions of Paragraph 5(d) or 5(e) may be exercised at any time within twelve months of the date of the Optionee's death, but not after the expiration of the Option, to the extent of the number of shares exercisable by the Optionee at the date of his death. Designation, revocation and redesignation of Beneficiaries must be made by notice in writing in accordance with rules established by the Board or Committee and shall be effective upon delivery of such notice to the Board.

         (g) Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue as a member of the Board or interfere in any way with the right of the Company to terminate his membership on the Board at any time.

6.       Conditions to Issuance of Stock Certificates

         (a) The Board may require each person purchasing or receiving shares of Common Stock pursuant to an Award, as a condition to delivery of such shares, to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and to provide such other representations and such documents as the Board, in its absolute discretion, deems necessary or appropriate to effect compliance with all applicable laws. Such shares may be delivered in

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by book entry or in certificate form, with such legends or other notations as the Board deems appropriate to reflect any restrictions on transfer.

         (b) Notwithstanding any other provision of the Plan or any Agreement, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

              (i) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

              (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

              (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency, which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable;

              (iv) The lapse of such reasonable period of time following the exercise of an Option or the event that results in the delivery of such Shares, as the Board may establish from time to time for reasons of administrative convenience; and

              (v) The receipt by the Company of full payment (if any) for such shares and the satisfaction of any tax withholding obligations relating thereto.

         A Director shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock that may become deliverable pursuant to the Plan unless and until such shares have been delivered to the Director.

7.       Transferability and Stockholder Rights of Holders of Awards

         (a) Options granted under the Plan may be transferred to one or more Transferees (as defined below) or to a Beneficiary (as defined below). Options may be exercised (i) during the Optionee's lifetime, only by the Optionee or a Transferee, and (ii) after the Optionee's death, only by a Transferee or a Beneficiary. "Transferee" shall mean "family members" as defined in the Securities and Exchange Commission Release No. 33-7646 and 34-41109, who have acquired the Option through a gift or a domestic relations order, and includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

         (b) Other Awards granted under the Plan may not be transferred, except to a Beneficiary (as defined below).

         (c) Each Director shall be permitted to designate one or more Beneficiaries to receive his Awards under the Plan upon his death, on such form and in accordance with such procedures as the Board

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or Secretary may from time to time establish. If a Director dies at a time when he has no Beneficiary designation in effect, his estate shall be his Beneficiary.

         (d) References in the Plan to an Optionee or Director (other than such references that relate to membership on the Board or termination thereof) shall be deemed to refer to a Transferee or Beneficiary where appropriate.

8.       Adjustments upon Changes in Common Stock

         In the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, sale of a subsidiary or similar event, the Board or Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the following:

         (a) the aggregate number of shares of Common Stock available under Paragraph 2;
         (b) the number of shares subject to automatic Option grants under Paragraph 4;
         (c) the number of shares of Common Stock covered by outstanding
         Awards;
         (d) the option price of outstanding Options; and
         (e) such other adjustments to outstanding Awards as the Board or Committee may determine to be appropriate and equitable.

         Such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion, and (ii) the substitution of other property (including, without limitation, other securities) for the Stock covered by outstanding Awards.

9.       Change in Control

         (a)  Impact of Event

         Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested, and shall remain exercisable until their expiration date notwithstanding any termination of the Optionee's membership on the Board.

         (b)  Definition of Change in Control

         For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

              (i) An acquisition by any individual, entity or group (within the meaning of Article 13.4(a) or 14.4(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the

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         Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Paragraph 9(b); or

              (ii) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Article 10.2, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

              (iii) The consummation of a reorganization, merger or consolidation or sale involving the Company or a disposition of all or substantially all of the assets of the Company ("Corporate Transaction") ; excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

              (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10.      Amendment and Termination

         Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Awards shall be made after, January 31, 2010; provided, however, that such termination shall have no effect on Awards granted prior thereto (and the provisions of the Plan shall continue to apply thereto). The Board may amend, suspend or terminate the Plan at any time, but no such

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amendment, suspension or termination shall impair the rights of Directors under
Awards previously granted without the Director's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the rules of any exchange on which the Common Shares are then listed.

11.      Withholding

         Upon the transfer of Common Stock as a result of the exercise of an Option or pursuant to another Award, the Company shall have the right to retain or sell, without notice, sufficient shares of stock (taken at their Fair Market Value, as defined in Paragraph 5(a) above, on the date of exercise or transfer) to cover the amount of any tax required by any government to be withheld or otherwise deducted and paid with respect to such payment, remitting any balance to the Director; provided, however, that the Director shall have the right to provide the Company with the funds to enable it to pay such tax.

12.      Approval by Stockholders

         The Plan, as amended and restated, was approved and adopted by the Board on February 27, 2003, and shall be effective as of April 24, 2003, subject to the approval of the Company's stockholders at the meeting of the stockholders to be held on April 24, 2003. The Plan was originally approved by the stockholders on January 28, 1988.

13.      Titles; Gender

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Whenever the masculine gender is used, it shall include the feminine and neuter, and whenever a singular pronoun is used it shall include the plural, unless the context clearly indicates otherwise.

14.      Unfunded Status of Plan

         It is presently intended that the Plan constitutes an "unfunded" plan for incentive and deferred compensation. The Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

15.      Construction

         This Plan and any Agreements hereunder shall be administered and interpreted under the laws of the State of Delaware.

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